Exhibit 99.1

EXPLORATION NEWS RELEASE

US GOLD’S DRILLING IN THE MAGISTRAL DISTRICT RETURNS

23.7 OPT SILVER OVER 5.9 FT., WITHIN 9.2 OPT SILVER OVER 31.0 FT.

RESULTS CONTINUE TO EXTEND MAIN ZONE

Toronto, Ontario (September 25, 2008) - US GOLD CORPORATION (AMEX:UXG - TSX: UXG - Frankfurt: US8) announces that drilling within the Magistral District, Sinaloa State, Mexico, continues to expand the mineralization and intersect richer silver grades at the Palmarito Project. Drilling has successfully extended the Main Zone by 310.0 feet (ft.) (95.0 meters) to the northeast and 105.0 ft. (32.0 meters) vertically. The furthest hole drilled to the northeast returned 23.7 ounces per ton (opt) silver over 5.9 ft., [814.0 gpt (grams per tonne) silver over 1.8 m], within an intercept of 9.2 opt silver over 31.0 ft. (313.8 gpt silver over 9.5 m). The zone remains open and shows good potential for expansion.

PALMARITO - MAIN ZONE

Richer Silver Mineralization at Depth

Core drilling continues to successfully extend the silver-gold mineralization down-dip of the Main Zone (Figure 1 & 2). RC results released earlier this year included 15.7 opt silver eq. over 30 ft. (538.6 gpt silver eq. over 9.1 m) and 13.6 opt silver eq. over 15 ft. (464.7 gpt silver eq. over 4.6 meters). US Gold’s exploration is discovering higher silver grades at depth, which suggests drilling may be nearing a possible feeder system. Recent results from the Main Zone include:

Hole #	Silver	Gold	Silver Eq.*	From	To	Length
	(opt)	(opt)	(opt)	(ft.)	(ft.)	(ft.)

PMX-38	9.2	—	9.2	832.3	863.4	31.0
including	23.7	—	23.7	853.7	859.6	5.9

PMX-28	5.0	—	5.0	599.4	658.1	58.7
Including	8.5	—	8.5	634.8	651.6	16.7

PMX-35	4.4	0.01	4.8	735.2	745.1	10.0
And	5.7	<0.01	5.9	763.1	775.3	12.5

PMX-25	5.3	<0.01	5.5	698.8	709.0	10.5

PMX-32	4.3	<0.01	4.5	643.3	659.8	16.4

Hole #	Silver	Gold	Silver Eq.*	From	To	Length
	(gpt)	(gpt)	(gpt)	(m)	(m)	(m)

PMX-38	313.8	—	313.8	253.7	263.2	9.5
including	814.0	—	814.0	260.2	262.0	1.8

PMX-28	171.8	—	171.8	182.7	200.6	18.0
including	292.0	—	292.0	193.5	198.6	5.1

PMX-35	150.0	0.28	164.7	224.1	227.1	3.1
and	194.9	0.16	203.4	232.6	236.3	3.8

PMX-25	180.0	0.17	189.0	213.0	216.1	3.2

PMX-32	147.6	0.12	153.7	196.1	201.1	5.0

*Gold:Silver ratio 3 year average (1:53)

Metallurgical Recoveries and Net Smelter Returns are assumed to be 100%

Numbers may not add due to rounding

The results above successfully expanded the Main Zone by 310.0 ft. (95.0 meters) to the northeast. The vertical extent of the mineralization was expanded by 105.0 ft. (32.0 meters) to a total of 863.0 ft (263.0 meters) below surface. The furthest hole drilled to the northeast returned our highest assay values to date, 23.7 opt silver over 5.9 ft., (814.0 gpt silver over 1.8 m), within 9.2 opt silver over 31.0 ft. (313.8 gpt silver over 9.5 m). Two additional holes, stepping out 325.0 ft (100.0 meters) further to the northeast, are in progress and are targeting the possible feeder system. The zone remains open and shows good potential for expansion.

“The higher-grades at Palmarito are great to see! Although additional drilling is required, we believe the potential to discover more high-grade is excellent. Overall, our exploration in Mexico is starting to hit its stride and I look forward to watching it unfold,” stated Rob McEwen, Chairman and CEO of US Gold.

ABOUT US GOLD

US Gold Corporation is a United States based gold exploration company exploring throughout northeastern Nevada and Mexico. The Company has large land holdings and a strong treasury. US Gold’s shares trade on the American and Toronto Stock Exchanges under the symbol UXG.

QUALIFIED PERSON

This news release has been viewed and approved by Steve Brown, Senior Geologist and Project Manager, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties. All samples were analyzed by ALS Chemex utilizing a 4 acid digestion with ICP finish.

Holes were drilled with HQ and NQ core. Samples were taken every 6.6 ft (2 meters) for areas that were believed to be non-mineralized and selectively chosen for mineralized areas based on geological characteristics.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Ana Aguirre Manager, Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com

US★GOLD Palmarito - Main Zone Aerial (Plan) View

Figure 1
Sept 25, 2008

Area Shown
Palmarito
Project
Open
PMX-23
5.6 opt Ag* / 65 ft
inc. 13.6 opt Ag / 15 ft
Open
PMX-38
9.2 opt Ag / 31.0 ft
inc. 23.7 opt Ag / 5.9 ft
NE
Open
PMX-32
4.5 opt Ag* / 16.4 ft
PMX-35
4.8 opt Ag* / 10 ft
and 5.9 opt Ag* / 12.5 ft
Open
PMX-24
8.4 opt Ag / 5 ft
PMX-25
5.5 opt Ag* / 10.5 ft
Open
PMX-16
10.2 opt Ag* / 70 ft
inc. 15.7 opt Ag / 30 ft
inc 19.9 opt Ag / 5 ft
Cross Section Figure 2
PMX-19
8.8 opt Ag* / 15 ft
Legend
Sept 24 Drill Results
Previous 2008 Drill Results
Drill Hole
Mineralization Open
PMX-25 = Drill Hole Number
Ag = Silver
ft = Feet
opt = Ounces per ton
PMX-18
6.5 opt Ag* / 25 ft
PMX-28
5.0 opt Ag / 58.7 ft
inc. 8.5 opt Ag / 16.7 ft
PMX-13
6.38 opt Ag / 30 ft
SW
PMX-17
3.1 opt Ag / 20 ft
0 20 40
Meters
0 50 100
Feet
N
* Gold:Silver ration 3 year average (1:53)
Metallurgical Recurrences and net smelter
returns are assured to be 100%

Figure 2

Sept 25, 2008

US★GOLD
Cross Section Palmarito (Main Zone)
Section: PAL2.5E
SW
NE
Surface
PMX-25
5.5 opt Ag* / 10.5 ft
PMX-35
4.8 opt Ag* / 10.0 ft
and 5.9 opt Ag* / 12.5 ft
PMX-38
9.2 opt Ag / 31 ft
inc. 23.7 opt Ag / 5.9 ft
Mineralization
Open
Legend
Ag Eq = Silver Equivalent
opt = Ounces per ton
ft = Feet
PMX-25 = Drill Hole #
Silver Mineralization Historic Drilling
Silver Mineralization New Drilling
* 3 Year Avg. Ag / Au Ratio = 53
Mineral Intercept
0
150
300
Feet
0
50
100
Meters